UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 3)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THEa
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2011

CHINA ENVIRONMENTAL PROTECTION, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-53783	75-3255056
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Jiangsu Zhenyu Environmental Protection Technology Co. Ltd.
West Garden, Gaocheng Town
Yixing City, Jiangsu Province
People’s Republic of China 214214
(Address of registrant’s principal executive office)

86-510-87838598
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.     Non-Reliance on Previously Issued Financial Statements or a Related Audit Reportor Completed Interim Review.

China Environmental Protection, Inc., a Nevada corporation (the “Company”), filed an Amendment No. 2 to Current Report on Form 8-K/A (the “Amendment No. 2”) with the Securities and Exchange Commission (the “SEC”) on May 26, 2011, to make the disclosures required by Item 4.02 of Form 8-K. This Amendment No. 3 to Current Report on Form 8-K/A (this “Amendment”) supplements the Amendment No. 2 in order to incorporate a letter from Friedman LLP (“Friedman”), dated May 31, 2011 and filed as Exhibit 16.1 hereto, stating whether Friedman agrees with the statements made in the Amendment No. 2 as they relate to Friedman.

Except as described above, no other changes have been made to the Amendment No. 2 and this Amendment does not modify or update any other information in the Amendment No. 2. Information not affected by the changes described above is unchanged and reflects the disclosures made at the time of the Amendment No. 2.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits.

The following is filed as an exhibit to this report:

Exhibit No.	Description

16.1
Letter from Friedman LLP dated May 31, 2011 to the Securities and Exchange Commission regarding Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ENVIRONMENTAL PROTECTION, INC.

By:	/s/ Boping Li
Name:	Boping Li
Title:	Chief Executive Officer
Date:    June 7, 2011